AEROFLEX PROPERTIES CORP.

(a New York corporation)

BY-LAWS

ARTICLE I
OFFICES

SECTION 1. Name. The legal name of this corporation (the "Corporation") is Aeroflex Properties Corp.

SECTION 2. Offices. The Corporation shall have its principal office in the State of New York. The Corporation may have offices in such other places within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

SECTION 1. Annual Meetings. An annual meeting of the shareholders shall be held on such date in each calendar year as fixed by the Board of Directors (or by any officer so designated by the Board) and the shareholders shall then elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, and shall be called by the Board of Directors on the written request of the holders of record of at least 50% of the shares of the stock then issued and outstanding and entitled to vote. The time of such special meeting shall be fixed by the Board of Directors and shall be stated in the notice of the special meeting, provided that the time so fixed shall permit the giving of notice as provided in Section 5 of this Article II, unless such notice is waived as provided by law. Such request shall state the purposes of the proposed meeting.

SECTION 3. List of Shareholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, with the address, and the number of shares registered in the name, of each such shareholder. Such list shall be open to the examination of any shareholder for ten days prior to the meeting at the principal offices of the Corporation and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

SECTION 4. Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the State of New York, as may be fixed from time to time by the Board of Directors.

SECTION 5. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual or special, shall be in writing and be given by the President or Secretary of the Corporation. Such notice shall state the place, date and hour of the meeting, and, in case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, a copy of such notice shall be served personally or by telex, cable, facsimile transmission, nationally recognized overnight courier service or regular, postage prepaid, mail on each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days before such meeting. If such notice is delivered other than by personal delivery, such notice shall be directed to each such shareholder at such shareholder=s address as it appears on the stock book of the Corporation unless such shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting. If a meeting is adjourned to another time, not more than 30 days hence, or to another place, and if an announcement of the adjourned time and place is made at the meeting, whether or not a quorum is present thereat, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person.

SECTION 6. Chairman and Secretary. Each meeting of the shareholders shall be presided over by such person as may be designated from time to time by the Board of Directors or, in the absence of such person or if there shall be no such designation, by a chairman to be chosen at the meeting. The Secretary of the Corporation shall act as secretary of each meeting of the shareholders or, if he or she shall not be present, such person as may be designated by the Board of Directors shall act as such secretary or, in the absence of such person or if there shall be no such designation, a secretary shall be chosen at the meeting.

SECTION 7. Inspectors of Election. At each meeting of shareholders at which an election of Directors is to be held, the chairman of the meeting may appoint up to two persons, who need not be shareholders, to act as inspector(s) of election at such meeting. The inspector(s) so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the inspectors shall take charge of the polls and after the balloting shall canvas the votes and make a certificate of the results of the vote taken. No Director or candidate for the office of Director shall be appointed an inspector.

SECTION 8. Voting. At each meeting of the shareholders, each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in such shareholder=s name on the books of the Corporation, and may vote either in person or by proxy, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Every proxy must be executed in writing by the shareholder or such shareholder=s duly authorized attorney. Each proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 609 of the New York Business Corporation Law.

At each meeting of the shareholders, if there shall be a quorum, the affirmative vote of the holders of a majority of the shares of stock present in person or by proxy, and entitled to vote thereat, shall decide all matters brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 9. Quorum. At all meetings of the shareholders, the presence, in person or by proxy, of the holders of record of a majority of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at or act as secretary of such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time for a period of not more than 30 days at any one time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 10. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken, without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of all outstanding stock entitled to vote thereon. Such written consent shall be filed in the minute book of the Corporation.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, which may, subject to the provisions of applicable law, by resolution passed by a majority of the whole Board, delegate its powers to any member or committee of the Board of Directors. In addition to the powers and authority expressly conferred on it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 2. Number, Election, Term of Office and Qualifications. The number of Directors of the Corporation shall be no less than one and no more than nine. Except as provided in Sections 4 and 5 of this Article III, the Directors shall be elected at the annual meeting of the shareholders. All elections of Directors shall be by a plurality of the votes cast. Except as provided by law, each Director shall continue in office until the annual meeting of the shareholders held next after his or her election and until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal in the manner provided in Sections 3 and 4 of this Article III. No Director need be a shareholder.

SECTION 3. Resignation. Any Director may resign at any time by giving written notice to the President or the Secretary. Unless otherwise specified therein such resignation shall take effect on receipt thereof.

SECTION 4. Removals of Directors by the Shareholders. Any director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of the majority of shares of stock issued and outstanding and entitled to vote at the annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any vacancy on the Board of Directors resulting from any such removal may be filled at such meeting of the shareholders in the manner provided in Section 2 of this Article III, provided that in the event that the shareholders do not fill such vacancy at such annual meeting, such vacancy may be filled in the manner provided in Section 5 of this Article III.

SECTION 5. Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, such vacancy may be filled, subject to the provisions of Section 4 of this Article III, by the affirmative vote of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote at the next meeting of the shareholders or by the vote of a majority of Directors then in office, whether or not such Directors constitute a quorum, or by a sole remaining Director. Any Director so elected to fill a vacancy may be removed in the manner provided by law and these By-Laws.

In the event that the resignation of any Director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled in the same manner as provided in this Section 5.

SECTION 6. Annual and Regular Meetings. As soon as practicable after the annual meeting of the shareholders in each year, an annual meeting of the Board of Directors may be held for the appointment of officers and for the transaction of such other business as may properly come before the meeting. Annual and regular meetings of the Board of Directors may be held at such times and places (within or without the State of New York) as the Board may from time to time determine by resolution duly adopted at any meeting of the Board. No notice of any annual or regular meeting of the Board of Directors need be given.

SECTION 7. Special Meetings. A special meeting of the Board of Directors may be called at any time by the President or a majority of Directors then in office, and shall be held at such time and place (within or without the State of New York) as may be fixed by the President or such Directors, as the case may be, provided that the time so fixed shall permit the giving of notice as provided in Section 8 of this Article III.

SECTION 8. Notice of Special Meetings. Notice of the time and place of each special meeting of the Board of Directors shall be sent to each Director by mail, telex, facsimile transmission or nationally recognized overnight courier service, addressed to the Director at his or her address as it appears on the records of the Corporation, or delivered to the Director personally, at least two days before the day on which the meeting is to be held. Such notice shall state the purposes of the special meeting.

SECTION 9. Quorum. At all meetings of the Board of Directors, the presence in person of a majority of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of Directors present at such meeting shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present, or, if no Director is present, any officer entitled to preside at or act as secretary of such meeting, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than 30 days at any one time.

SECTION 10. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.

SECTION 11. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meetings, or a stated salary as Director, or both. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore; provided, however, that Directors who are also salaried officers shall not receive fees or salaries as Directors.

SECTION 12. Participation in a Meeting by Conference Telephone. Any member of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting within the meaning of Section 9 of this Article III, or for any other purpose.

SECTION 13. Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto shall be signed by each and every member of the Board or of such committee, as the case may be, then in office. All such written consents shall be filed with the minutes of proceedings of the Board or committee.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

SECTION 1. Designation, Term of Office and Qualifications. The Board of Directors may in its discretion, by resolution adopted at any meeting, by a majority of the whole Board, designate an Executive Committee consisting of one or more Directors. Each member of the Executive Committee must be a Director and shall forthwith cease to be a member of such Committee if he or she shall cease to be a Director. Each member of the Executive Committee shall continue in office until he or she shall cease to be a Director, or until his or her death, resignation or removal, or until the dissolution of the Executive Committee, in the manner provided in Section 3 of this Article IV.

SECTION 2. Powers. Except as may be provided by law or the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend and including, without limitation, all powers expressly conferred on the Board of Directors by these By-Laws, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have power to authorize the issuance of stock, to amend the Certificate of Incorporation, to make, alter or repeal these By-Laws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all, or substantially all, of the Corporation's property and assets, or to recommend to the shareholders a dissolution of the Corporation or a revocation of such a dissolution.

SECTION 3. Resignation, Removal or Dissolution. Any member of the Executive Committee may resign at any time by giving written notice to the President or Secretary or the Board of Directors of the Corporation. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of the Executive Committee may be removed at any time, either with or without cause, by a majority vote of the Directors then in office, given at any meeting of the Board of Directors. The Board of Directors may, by a resolution duly adopted at any meeting by a majority of the whole Board then in office, dissolve the Executive Committee.

SECTION 4. Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation or otherwise, such vacancy may be filled at any meeting of the Board of Directors in the manner provided in Section 1 of this Article IV.

SECTION 5. Meetings. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of New York) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. No notice of any such meeting need be given. A special meeting of the Executive Committee may be called at any time by the President or a majority of Committee members then in office. Notice of the time and place (within or without the State of New York) of each special meeting shall be sent to each member of the Executive Committee by regular, postage prepaid, mail, telex, facsimile transmission or nationally recognized overnight courier service addressed to the member at his or her address as it appears on the records of the Corporation, or delivered to him or her personally, at least two days before the day on which the meeting is to be held. Such notice shall state the purpose of the meeting. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 6 of this Article IV, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the Certificate of Incorporation or these By-Laws.

SECTION 6. Quorum. At all meetings of the Executive Committee the presence in person of a majority of the membership of the entire Executive Committee then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of majority of the members of the entire Executive Committee at such meeting shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members present, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

SECTION 7. Other Committees. The Board of Directors may in its discretion, by resolution adopted at any meeting by a majority of the whole Board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of Directors as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the Board of Directors. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee. The provisions of Sections 3, 4, 5 and 6 of this Section IV shall be applicable to all such other committees.

SECTION 8. Temporary Committee Members. In the absence or disqualification of any member of any committee created pursuant to this Article, the member or members thereof present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any disqualified member.

ARTICLE V
NOTICES

SECTION 1. Written Waiver of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver thereof by the person or persons entitled to such notice given before or after the time stated therein, in writing, shall be deemed equivalent to such notice.

SECTION 2. Waiver by Attendance at Meeting. Attendance of a person at any meeting, whether of shareholders (in person or by proxy) or Directors, shall constitute a waiver of notice of such meeting by such person, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

ARTICLE VI
OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. Other officers may be appointed in accordance with the provisions of Section 2 of this Article VI. Any two or more offices may be held by the same person unless otherwise prohibited by law.

SECTION 2. Selection, Term of Office and Qualification.

(a) The Chairman of the Board, President, Secretary and Treasurer of the Corporation shall be appointed by the Board of Directors and shall hold office at the pleasure of the Board of Directors and until their successors are chosen and shall qualify in their stead. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may, from time to time, be prescribed by the Board of Directors. The same person may hold any two or more offices.

(b) Other officers, including, without limitation, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or officers the power to appoint any such other officers, to fix their respective terms of office, prescribe their respective authorities and duties, remove them and fill vacancies in any such offices.

(c) No officer need be a Director or a shareholder of the Corporation.

SECTION 3. Resignation. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving written notice to the President or the Secretary of the Corporation or to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect on receipt thereof.

SECTION 4. Removal. Any officer may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Directors then in office.

SECTION 5. Vacancies. If a vacancy shall occur, by reason of death, disqualification, resignation, removal or otherwise, in any office required by Section 2 of this Article VI to be appointed by the Board of Directors, such vacancy may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by the Board of Directors.

SECTION 6. President. The President shall be, unless otherwise designated by the Board of Directors, the chief executive and operating officer of the Corporation and, subject to the control of the Board of Directors, shall exercise general supervision over the property, affairs and business of the Corporation and shall authorize the other officers of the Corporation to exercise such powers as he or she, in his/her discretion, may deem to be in the best interests of the Corporation. In general, the President shall perform all duties incident to the office of president of a corporation and shall have such other duties as the Board of Directors may from time to time prescribe.

SECTION 7. Secretary.

(a) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or by the President, under whose supervision he or she shall be. The Secretary shall keep or cause to be kept in safe custody the corporate seal, stock certificate books and all Board of Directors and shareholder records of the Corporation. The Secretary, or any Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it; and, when so affixed, it may be attested by the signature of the Secretary or such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the fixing by his or her signature.

(b) The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the Secretary's duties and exercise his or her powers and authority, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 8. Treasurer.

(a) The Treasurer shall be, unless otherwise designated by the Board of Directors, the chief financial officer of the Corporation.

(b) The Treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(c) The Treasurer shall disburse the funds of the Corporation as may be prescribed by the Board of Directors or President of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of his or her transactions as Treasurer and a report of the financial condition of the Corporation.

(d) The Assistant Treasurer or Assistant Treasurers, if any, shall, in the absence or disability of the Treasurer, or at the Treasurer's request, perform the Treasurer's duties and exercise his or her powers and authority, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 9. Surety Bonds. In the event that the Board of Directors or President of the Corporation shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors or the President may direct, conditioned on the faithful performance of such officer's or agent's duties to the Corporation.

ARTICLE VII
EXECUTION OF INSTRUMENTS

SECTION 1. Execution of Instruments. All agreements, deeds, contracts, proxies, leases, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, shall be signed by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined (either generally or in specific instances) by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power so to determine.

SECTION 2. Proxies. Subject to such limitations as the Board of Directors may from time to time prescribe, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend, act and vote at, and waive notice of, any meeting of shareholders of any corporation, the shares of stock of which are owned by or stand in the name of the Corporation, and to execute and deliver proxies and actions in writing for the voting of any such shares, and at any such meeting or by action in writing may exercise on behalf of Corporation any and all rights and powers incident to the ownership of such shares.

ARTICLE VII
CERTIFICATES OF STOCK

All certificates representing shares of the capital stock of the Corporation shall be in such form as the Board of Directors may from time to time adopt, provided they are not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of the State of New York, and shall set forth thereon the statements prescribed by Section 508, and where applicable, by Sections 505, 616, 620, 709 and 1002 of the Business Corporation Law. Such certificates shall be signed by the President or a Vice-President and by the Secretary or Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, the shareholder's address, the number of shares represented thereby and the date of issue shall be entered on the certificate and in the Corporation's books. All certificates surrendered shall be canceled and no new certificate issued until the former certificates for the same number of shares shall have been surrendered and canceled, except as provided for in these By-Laws. In case any officer who shall have signed, or whose facsimile signature shall have been affixed to, any such certificate shall cease to be such officer of the Corporation before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation. Any restriction on the transfer or registration of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

ARTICLE IX
CAPITAL STOCK

SECTION 1. Certificates of Stock. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

SECTION 2. Transfer of Stock.

(a) The original stock ledger of the Corporation shall contain the names, alphabetically arranged, and addresses of all persons who are shareholders of the Corporation and the number of shares of stock held by them respectively. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his, her or its attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer stamps.

(b) The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribed. Upon such appointment being made, all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

SECTION 3. Lost, Stolen or Destroyed Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only upon delivery to the Corporation, if the Board of Directors so requires, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, and such evidence of loss, theft or destruction as the Board may require.

SECTION 4. Record Date. In lieu of closing the stock transfer books of the Corporation in the manner provided by law, the Board of Directors may fix in advance a date, not more than 60 days nor less than ten days preceding the date of any meeting of shareholders and not more than sixty days preceding the date of any other action by the Corporation as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and, in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 5. Dividends and Reserves. Dividends shall be declared and paid at such times as the Board of Directors may determine; provided that no dividends shall be paid or declared contrary to applicable provisions of law or of the Certificate of Incorporation. The Board of Directors may, from time to time, set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its discretion, may deem proper as a reserve fund for working capital, or to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for any other purpose that the Board may deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.

SECTION 6. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X
BOOKS, ACCOUNTS AND OTHER RECORDS

Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the State of New York) as the Board of Directors or President of the Corporation may from time to time designate.

ARTICLE XI
CORPORATE SEAL

The corporate seal of the Corporation shall be circular and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." In all cases in which the corporate seal is duly authorized to be used, it may be used by causing it or a facsimile of it to be impressed, affixed, engraved or printed.

ARTICLE XII
FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE XIII
INDEMNIFICATION

To the full extent permitted by the law, the Corporation shall indemnify and reimburse each person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or served any other corporation or business venture of any type or kind, domestic or foreign, in any capacity at the request of the Corporation.

ARTICLE XIV
AMENDMENTS

The By-Laws of the Corporation may be made, altered or repealed at any meeting of the Board of Directors by the affirmative vote of at least a majority of Directors then in office or at any meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat; provided that notice of the general nature of the proposed change in the By-Laws shall have been given in the notice of any such meeting of the shareholders.